As filed with the Securities and Exchange Commission
                     on _____________________, 1999


Registration No.:  _______



                            FORM S-4

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      MERCURY CAPITAL CORP.
         (Name of small business issuer in its charter)

      3360 W. Sahara Ave., Las Vegas, Nevada (702) 732-2253
(Address and telephone number of Registrant's principal executive offices and principal place of business)

  Shawn F. Hackman, Esq. 3360 W. Sahara Ave., LasVegas, Nevada
                         (702) 732-2253
   (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 CALCULATION OF REGISTRATION FEE


 Title of     Amount to     Proposed     Proposed     Amount of
each class       be         maximum      maximum     registratio
    of       registered     offering    aggregate       n fee
securities       (1)       price per     offering
   to be                   unit (12)      price
registered

Common       10,440,000      $ 0.10     $1,000,000     $100.00
shares

(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Mercury Capital, pursuant to an Agreement and plan of Merger. This Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments pursuant to the Merger Agreement. Because those additional shares will be issued for no additional consideration, no additional registration fee is required.

(2)  Estimated   solely  for  purposes  of   calculating   the
     registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      MERCURY CAPITAL CORP.

                      CROSS REFERENCE SHEET
    (Showing Location in the Prospectus/Proxy of Information
      Required by Items 1 through 19, Part I, of Form S-4)

Item in Form S-4    Prospectus/Proxy Caption


1.    Front of Registration          Facing Page of Registration
      Statement and Outside Front    Statement; Outside Front Page
      Cover of Prospectus            of Prospectus
2.    Inside Front and Outside Back  Inside Front Cover Page of
      Cover Pages of Prospectus      Prospectus; Outside Back Page
                                     of Prospectus
3.    Summary Information and Risk   Prospectus Summary; Risk
      Factors                        Factors
4.    Terms of Transaction           Prospectus Summary - The
                                     Merger; The Transaction; Tax
                                     Consequences
5.    Pro Forma Financial            Pro Forma Financial
      Information                    Information
6.    Material Contacts with         Management; Certain
      Company Being Acquired         Transaction
7.    Reoffering by Persons deemed   Shares Eligible for Future
      Underwriters                   Sale
8.    Interest of Named Experts and  Experts; Legal Matters
      Counsel
9.    Disclosure of Commission       Indemnification of Directors
      Position on Indemnification    and Officers
      for Securities Act
      Liabilities
14.   A. Description of Business     Mercury - Business
      B. Description of Property     Properties
      C. Legal Proceedings           Legal Proceedings
17.   Information regarding Gain     The Companies; Certain
      Master                         Transactions Gain Master
18.   Information if Proxies,        Proxy Information
      Consents or Authorizations
      are to be Solicited

         SUBJECT TO COMPLETION, DATED ____________, 1999

                   PROSPECTUS/PROXY STATEMENT
                      MERCURY CAPITAL CORP.
                     A Colorado Corporation

This Prospectus/Proxy relates to the proposed merger between Mercury Capital Corp. with Gain Master, pursuant to an Agreement and Plan of Merger.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" and "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock other than trading on the "Over-the
Counter  Bulletin Board". See "RISK FACTORS" and "DESCRIPTION  OF
SECURITIES".

Mercury Capital intends to apply for inclusion of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or listing on the American Stock Exchange ("AMEX"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or listing. Additionally, even if the Company's securities are accepted for quotation or listing and active trading develops, Mercury is still required to maintain certain minimum criteria, of which there can be no assurance (See "RISK FACTORS").

The date of this Prospectus/Proxy Statement is ___________, 1999.

                      AVAILABLE INFORMATION

Mercury Capital filed a Form 10-12G with the Securities and Exchange Commission (the "Commission") on March 9, 1999, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

Reports and other information filed by Mercury Capital can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

Mercury Capital's Form 10-12G is hereby incorporated herein by reference. This includes the following Exhibits:


     2.1        Agreement of Merger
     3.1       Articles of Incorporation
     3.2       By-Laws -
     3.3       Financial Statements

Mercury Capital will provide copies of its Form 10-12G and any exhibit upon request made to Mercury Capital's offices, as identified herein.

ITEM 3.   PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

                          THE COMPANIES

Mercury Capital Corp. (the "Company"), was incorporated on December 9, 1996, under the laws of the State of Colorado, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date Other than issuing shares to its original shareholders, the Company never commenced any operational activities. The Company was formed by Timothy J. Brasel, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Brasel asked Joseph J. Peirce, a close friend who has been an investor in a number of other companies managed by Mr. Brasel, to serve as President and a director, and these two persons invited Mr. Brasel's sister to participate as a founding shareholder. No further action was taken in connection with the organization of the Company until February 1999 when the management determined to proceed with filing a Form 10-SB. Management then raised $12,000 from three business acquaintances to pay the expense of preparing the Form 10-SB. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose.

GAIN MASTER, LTD. The market responses from the United States and Europe regarding our innovative electronic and digital databanks and desktop organizers were exceptionally encouraging and impressive. During the 5 months ended 30 November 1998, the division created over 20 new models of databanks and desktop organizers launched to the markets. The management believes that over 30 new models will be added to our lines of high quality products by the end of year 1999. In view of the fast growing and earning potential of the division, we have decided to allocate double the resources to further develop and explore the markets of databanks and desktop organizers. For future development, we have already made a series of business plans.


Thanks to our state-of-the-art new factory complex in Dongguan, China, together with sophisticated machinery and highly experienced R&D team, we believe that our new products can be more than satisfactory to our customers' appetites. However, in order to fulfil the increasing demands for high technology and high quality products from customers, we have planned to invest several millions of US dollars in more advanced production facilities. We plan to build a completely new factory complex in China in three years. The new high technology factory complex will be equipped with automatic production lines and advanced telecommunication networks. On completion of the complex, the management believes that the production capacity for the electronic and digital databanks and desktop organizers can triple existing current capacity. Further with the more the more advanced production facilities, we can increase the product quality and decrease the defect level significantly. For example, we target to reduce the level of defect from the present 5% to less than 1.5%.


In order to enjoy the advantages of electronic connectivity, we started to do business by means of Internet about two years ago. Since the establishment of our frequently visited web sites, we have received a number of business opportunities and inquiries about our products. The results of the usage of Internet are unexpectedly good. In view of the effectiveness and efficiencies of electronic connectivity and Internet, we have planned to implement a comprehensive trade management system that can integrate our order processing, sourcing, manufacturing and EDI capabilities to link each step in the production and trading process. The new system can make the workflow more efficient improve productivity, reduce errors, and save time and money. The EDI capabilities allow for electronic order processing and documentation between our suppliers and trading partners worldwide especially those in the United States and Europe. Since our traditional distribution channels are both costly and time consuming, we are also planning to utilize Internet connection to centralize orders, and together with the sales and marketing network to better distribute our products and better serve our clients. We will deploy the E-commerce strategy for our product lines and will utilize it to broaden the distribution and marketing channels. We are studying the establishment of such channels together with certain US partners, and hope that they can be established in one year. These new channels are expected to double our revenue level.


Since both the size and technology level of our existing R&D team may not be able to support future's fast growing technology demands, we plan to provide double or even more resources and supports to the R&D and engineering department. For example, the number of R&D team members is expected to increase from 30 to more than 100 people in two years. More professionals with Ph.D. qualification will be invited to join us as well. Highly qualified professionals will total about 70% of the team. At present, a number of researches have been conducting. For example, we are doing a research on a special project called "Personal Digital Assistants." This innovative product can be equipped with the link-up capability with personal computer, fax modem, touch panel and printing functions. The research is
expected  to  be  completed  in  year  2000.   Moreover,  we  are
developing the new product series named "Smart Doctor". This "Smart Doctor" has a number of strong functions including large memory and educational games playing. Again, we will deploy the E-commerce strategy for these 2 new product lines and will utilize the distribution and marketing channel. These 2 new product lines are expected to generate US $10 million in revenue.


To diversify our existing business and ensure a stable contribution of long-term income, we plan to further explore the business opportunities of OEM and ODM. We our negotiating with certain large and well-known multi-national electronic product manufacturers from Japan and the United States in establishing OEM and ODM partnerships. Due to our outstanding production facilities and strong R&D team, we recently obtained the contract from one of the world largest electronic product manufacturers from Japan, in addition to several signed letter of intents ("LOIs"). We expect this contract and the LOIs will contribute additional US$ 15 million to our current revenue level, and provide a platform for us to share our advanced technologies with these global providers of electronic products.


                      THE MERGER - SUMMARY

Mercury Capital has entered into a Definitive Agreement and Plan of Merger with Gain Master. At some time after the effective date of this Registration Statement, the two companies will be joined. Mercury Capital will be the surviving corporation of that merger.

The Shareholders of Mercy Capital and Gain Master will vote on this merger at a special meeting.

Securities Outstanding:

    Prior    to    the   Offering:    4,000,000
    Common Stock                      Shares

    Subsequent  to  the  Offering:    12,000,000
    Common Stock                      Shares


                          RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Dependence Upon Management. The Company is substantially dependent upon the personal efforts and ability of its President, Chief Executive Officers and Directors. The loss or inability of them to perform their duties may have a serious adverse effect upon the Company's activities and could significantly delay the achievements of the Company's goals. (See "MANAGEMENT").

Requirement of Audited Financial Information for Businesses That May Be Acquired. The Company is subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to the affairs of the Company. Should the Company contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to the Company. The Company may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to the Company.

No Assurance of NASD or American Stock Exchange Listing. Prior to this Offering, no public trading market existed for the Common Stock of Mercury. There can be no assurances that a public trading market for the Units or Common Stock will develop or that a public trading market, if developed, will be sustained. Although the Company anticipates that the will be eligible for inclusion on the National Association of Securities Dealers Automated Quotation System Small-Cap Market ("NASDAQ") or American Stock Exchange ("AMEX"), no assurance can be given that the Company's securities will be listed on NASDAQ or AMEX as of the Effective Date. Consequently, there can be no assurance that a regular trading market, other than existing OTC trading, for the Company's securities, will develop after the completion of the Merger. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities are not listed on NASDAQ or AMEX, the listing is not maintained, or a public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so.

No Dividends. The Company has paid no dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company (See "DESCRIPTION OF SECURITIES").

Loss of Control of Company by Present Shareholders After Offering. After completion of the merger, the present shareholders of the Company will own 13.5% of the shares then outstanding. Accordingly, as a practical matter, the present shareholders will no longer be in a position to elect all of the directors of the Company and control its policies. (See "DILUTION," and "PRINCIPAL SHAREHOLDERS").

Shares Available for Resale. The 4,000,000 shares of the Company's Common Stock may be deemed "restricted securities" and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of the Company's Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of the Company's Common Stock in any market which may develop (See "DILUTION" and "CERTAIN TRANSACTIONS").

ITEM 4.   TERMS OF TRANSACTION

                       THE SPECIAL MEETING

A special meeting of the shareholders of Mercury Capital and Gain
Master will be held at the executive offices of Shawn F. Hackman, Esq. 3600 W. Sahara Ave. Las Vegas, Nevada.

At  the  special  meeting, holders of Mercury  Capital  and  Gain
Master shares will consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger.

The affirmative vote of the holders of a majority of the outstanding shares of Mercury Capital and Gain Master Common
Stock  entitled to vote thereon is required to adopt  the  Merger
Agreement.

All shares of Mercury Capital and Gain Master Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the adoption of the Merger Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of Gain Master in writing or in open meeting or (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Gain Master before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to Mercury Capital or Gain Master as the case may be, 3360 W. Sahara Ave. Suite 200, Las Vegas, Nevada, Attention:
Secretary, or hand delivered to the same address or before the taking of the vote at the special meeting.

                         THE TRANSACTION

On the effective date of the merger, each share of Gain Master common stock shall be exchanged for and converted shares of Mercury Capital common stock as further detailed in stock purchase agreement attached hereto.

                        TAX CONSEQUENCES

The merger contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended. Mercury Capital intends to obtain new auditors, from whom an opinion as to tax consequences will be obtained.

ITEM 5.   PRO-FORMA FINANCIAL INFORMATION-

See attached Financials Exhibit 13.1

ITEM 6.   MATERIAL CONTRACTS WITH COMPANY BEING ACQUIRED

None

ITEM 7.   REOFFERING BY PERSONS DEEMED UNDERWRITERS

Upon the consummation of this Merger, Mercury Capital will have 12,000,000 shares of Common Stock outstanding (not including options). Of these shares, the 10,440,000 shares issued in the Merger will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an "affiliate" of the Company (in general,  a  person  who  has  a control  relationship  with  the
Company) which will be subject to the limitations of Rule 144 adopted under the Act. All of these shares are being issued by the company and thus are not being re-offered by any person deemed to be underwriters.

ITEM 8.   INTEREST OF NAMED EXPERTS AND COUNSEL

Mercury Capital has been represented in connection with the Merger by Shawn F. Hackman, Esq. 3360 W. Sahara Ave. #200, Las
Vegas, NV. This does not include the tax consequences of this transaction.

Certain of the financial statements of Mercury Capital included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.

ITEM 9.   DISCLOSURE  OF  COMMISSION POSITION ON  INDEMNIFICATION
          FOR SECURITIES ACT LIABILITIES

The bylaws of Mercury Capital do not provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of Mercury Capital do provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Colorado law.

Colorado  law  provides liberal indemnification of  officers  and directors of corporations. Section 78.7502 of the Colorado Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 10.  INFORMATION WITH RESPECT TO REGISTRANT

                    MERCURY CAPITAL  BUSINESS

Mercury Capital Corp. (the "Company"), was incorporated on December 9, 1996, under the laws of the State of Colorado, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities. The Company was formed by Timothy J. Brasel, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Brasel asked Joseph J. Peirce, a close friend who has been an investor in a number of other companies managed by Mr. Brasel, to serve as President and a director, and these two persons invited Mr. Brasel's sister to participate as a founding shareholder. No further action was taken in connection with the organization of the Company until February 1999 when the management determined to proceed with filing a Form 10-SB. Management then raised $12,000 from three business acquaintances to pay the expense of preparing the Form 10-SB. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose.". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to cause a market to develop in the Company's securities until such time as the Company has completed an acquisition or merger.

                 SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See "FINANCIAL STATEMENTS".

                      MERCURY CAPITAL CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                     YEAR ENDED DECEMBER 31

Assets
Current Assets                        $0
Organizational costs, Net of          $30.00
accumulated amortization
Liabilities and Stockholders Equity
Current Liabilities                   $0
Total Liabilities                     $0
Stockholder's Equity:
Preferred stock, no par value
5,000,000 shares authorized, none
issued and outstanding
Common stock, no par value            $50
100,000,000 authorized 3,600,000
issued and outstanding
Additional Paid In Capital            $7,200
Accumulated (Deficit)                 $(7,200)
Total Stockholders' Equity            $30
Total Liabilities and Stockholders'   $30
Equity


                           MANAGEMENT

            Name / Title                   Age

            John E. Dhonau                 42
            President and
            Director/Sec./Treasurer


                     PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of the Company's Common Stock (1) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of the Company's outstanding Common Stock; each of the Company's directors; and directors of the Company as a group:

Security ownership of certain beneficial owners - Mercury Capital Corp.

  Title of   Name/Address of Owner    Shares        Percent
  Class                               Beneficially  of Class
                                      Owned

  Common     Timothy J. Brasel        1,365,000     34.1%
             5770 South Beech Court
             Greenwood Village, CO
             80121

  Common     Joseph J. Peirce         1,4,15,000    35.4%
             5125 West Lake Ave.
             Littleton, CO  80123

  Common     Brasel Family Partners   645,000       16.1%
             5770 S. Beech Court
             Greenwood Village, CO
             80121

  Common     La Mirage Trust          720,000       18.0%
             5770 S. Beech Court
             Greenwood Village, CO
             80121

  Common     Nasus Lesarb, Ltd.       720,000       18.0%
             16198 East Prentice
             Place
             Aurora, CO 80015

  Common     Kurt Turekl IRA          200,000       5.0%
             8101 E. Dartmounth
             No. 1
             Denver, CO  80231

  Common     All Executive Officers   0             0.0%
             Directors as a Group
             (2 Persons)

                MARKET PRICE AND DIVIDEND POLICY

Registrant's common stock is not traded. The following are available high and low bids.

Mercury Capital              HIGH             LOW

                             $0               $0

The Registrant has never paid a cash dividend and has no present intention of so doing.

                    DESCRIPTION OF SECURITIES

Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Company's Certificate of Incorporation, as amended, authorizes 100,000,000 shares of no par value Common Stock, of which 4,000,000 shares were issued and outstanding as of October 1, 1999. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer  Agent. The Transfer Agent and Registrar for the  Common
Stock is Corporate Stock Transfer.

                           LITIGATION

No material legal proceedings are pending to which Mercury or any of its property is subject and to the knowledge of Mercury, there are no other proceedings threatened.

ITEM 17.  INFORMATION WITH RESPECT TO GAIN MASTER

                      GAIN MASTER  BUSINESS

GAIN MASTER, LTD. The market responses from the United States and Europe regarding our innovative electronic and digital databanks and desktop organizers were exceptionally encouraging and impressive. During the 5 months ended 30 November 1998, the division created over 20 new models of databanks and desktop organizers launched to the markets. The management believes that over 30 new models will be added to our lines of high quality products by the end of year 1999. In view of the fast growing and earning potential of the division, we have decided to allocate double the resources to further develop and explore the markets of databanks and desktop organizers. For future development, we have already made a series of business plans.


Thanks to our state-of-the-art new factory complex in Dongguan, China, together with sophisticated machinery and highly experienced R&D team, we believe that our new products can be more than satisfactory to our customers' appetites. However, in order to fulfil the increasing demands for high technology and high quality products from customers, we have planned to invest several millions of US dollars in more advanced production facilities. We plan to build a completely new factory complex in China in three years. The new high technology factory complex will be equipped with automatic production lines and advanced telecommunication networks. On completion of the complex, the management believes that the production capacity for the electronic and digital databanks and desktop organizers can triple existing current capacity. Further with the more the more advanced production facilities, we can increase the product quality and decrease the defect level significantly. For example, we target to reduce the level of defect from the present 5% to less than 1.5%.


In order to enjoy the advantages of electronic connectivity, we started to do business by means of Internet about two years ago. Since the establishment of our frequently visited web sites, we have received a number of business opportunities and inquiries about our products. The results of the usage of Internet are unexpectedly good. In view of the effectiveness and efficiencies of electronic connectivity and Internet, we have planned to implement a comprehensive trade management system that can integrate our order processing, sourcing, manufacturing and EDI capabilities to link each step in the production and trading process. The new system can make the workflow more efficient improve productivity, reduce errors, and save time and money. The EDI capabilities allow for electronic order processing and documentation between our suppliers and trading partners worldwide especially those in the United States and Europe. Since our traditional distribution channels are both costly and time consuming, we are also planning to utilize Internet connection to centralize orders, and together with the sales and marketing network to better distribute our products and better serve our clients. We will deploy the E-commerce strategy for our product lines and will utilize it to broaden the distribution and marketing channels. We are studying the establishment of such channels together with certain US partners, and hope that they can be established in one year. These new channels are expected to double our revenue level.


Since both the size and technology level of our existing R&D team may not be able to support future's fast growing technology demands, we plan to provide double or even more resources and supports to the R&D and engineering department. For example, the number of R&D team members is expected to increase from 30 to more than 100 people in two years. More professionals with Ph.D. qualification will be invited to join us as well. Highly qualified professionals will total about 70% of the team. At present, a number of researches have been conducting. For example, we are doing a research on a special project called "Personal Digital Assistants." This innovative product can be equipped with the link-up capability with personal computer, fax modem, touch panel and printing functions. The research is
expected  to  be  completed  in  year  2000.   Moreover,  we  are
developing the new product series named "Smart Doctor". This "Smart Doctor" has a number of strong functions including large memory and educational games playing. Again, we will deploy the E-commerce strategy for these 2 new product lines and will utilize the distribution and marketing channel. These 2 new product lines are expected to generate US $10 million in revenue.


To diversify our existing business and ensure a stable contribution of long-term income, we plan to further explore the business opportunities of OEM and ODM. We our negotiating with certain large and well-known multi-national electronic product manufacturers from Japan and the United States in establishing OEM and ODM partnerships. Due to our outstanding production facilities and strong R&D team, we recently obtained the contract from one of the world largest electronic product manufacturers from Japan, in addition to several signed letter of intents ("LOIs"). We expect this contract and the LOIs will contribute additional US$ 15 million to our current revenue level, and provide a platform for us to share our advanced technologies with these global providers of electronic products.


Security  Ownership of Certain Beneficial Owners, Gain  Master  -
Pre-merger:

Title of   Name/Address of Owner   Shares        Percent of  Percent
Class                              Beneficially  Class       of Class
                                   Owned                     Diluted

Ordinary   Yue Fong International         9       94.25%       N/A
           Group Holding Limited

Ordinary   LI Wing Kei                  575        5.75%       N/A


     INFORMATION REGARDING MERCURY CAPITAL, CORP. SECURITIES

Mercury stock is not traded.

Gain Master has never paid a cash dividend and has no present intention of so doing.


                           MANAGEMENT

LI Wing Bun is the President and Chairman of the Board of Directors of Gain master.

ITEM 18.  PROXY INFORMATION

                      FINANCIAL STATEMENTS

Financial Statements - Mercury Capital

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

TABLE OF CONTENTS

Available Information                   Inside Front Cover

Prospectus/Proxy Summary
     The Companies
     The Merger - Summary
     Risk Factors

Terms of Transaction
     Special Meeting
     The Transaction
     Tax Consequences

Pro Forma Financial Information

Material Contacts with Company Being Acquired

Reoffering by Persons Deemed Underwriters

Interest of Named Experts and Counsel

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Information with Respect to Registrant
     Mercury Capital- Business
     Dilution
     Capitalization
     Selected Financial Information
     Management
     Principal Stockholders
     Market Price and Dividend Policy
     Description of Securities
     Litigation

Information with Respect to Gain Master
     Gain Master - Business
     Information Regarding Gain Master Securities
     Management

     Proxy Information



PART II

ITEM 20.  INDEMNIFICATIONS OF OFFICERS AND DIRECTORS

The bylaws of Gain Master do not provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of Gain Master do provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Colorado law.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Registration Statement incorporates Mercury's Form 10SB and the following Exhibits thereto:

EXHIBITS

          3.1    Articles of Incorporation - Mercury Capital
          3.2    By-Laws - Mercury Capital

The following financial statements are also incorporated by reference to the Form 10-SB:

FINANCIAL STATEMENTS - Mercury Capital

               Report of Independent Auditor

               Reports of Independent Auditor

               Balance Sheets

               Statement of Operation

               Statement of Stockholders' Equity

               Statement of Cash Flows

               Notes to Financial Statements

EXHIBITS

          3.1   Articles of Incorporation Gain Master
          3.2   By-Laws - Gain Master
          10.1  Stock Purchase Agreement - Gain Master

ITEM 22.  UNDERTAKINGS

  (a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 19, 1999

MERCURY CAPITAL




By:/s/John E. Dhonau
     John E. Dhonau, President, Secretary and Treasurer